UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

RECRUITER.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	90-1505893
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Waugh Dr. Suite 300, Houston, Texas	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2020, a special meeting (the “Meeting”) of the stockholders of Recruiter.com Group, Inc., a Delaware corporation (the “Company”) was held. At the meeting the stockholders voted on and in favor of (i) the approval of an increase from 31,250,000 to 250,000,000 shares in the number of shares of the common stock the Company is authorized to issue (the “Authorized Share Increase”), and a corresponding amendment to the Company’s Certificate of Incorporation to effect the Authorized Share Increase (Proposal 1); (ii) the approval of an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company would merge with and into Recruiter.com Group, Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Recruiter.com Nevada”), resulting in the Company’s reincorporation from the State of Delaware to the State of Nevada (the “Reincorporation”) (Proposal 2); and (iii) the approval of an adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Authorized Share Reduction and/or Reincorporation (the “Adjournment”) (Proposal 3).

Following the approval by the stockholders at the Meeting as described in more detail in Item 5.07 of this Current Report on Form 8-K, the Company entered into the Merger Agreement with Recruiter.com Nevada and filed Articles of Merger with the Secretary of State of Nevada and a Certificate of Merger with the Secretary of State of Delaware. The Articles of Merger and the Certificate of Merger were effective upon filing. The summary of the material terms of the Merger Agreement included in the definitive proxy statement on Schedule 14A, filed on March 30, 2020 (the “Proxy Statement”), is incorporate herein by reference.

The Reincorporation did not result in any change in the corporate name, business, management, fiscal year, accounting, location of the principal executive offices, assets or liabilities of the Company.

Item 3.03 Material Modification to Rights of Security Holders.

Upon the effective time of the Reincorporation, the rights of the Company’s stockholders previously governed by the Delaware General Corporation Law and the Company’s Certificate of Incorporation and our Bylaws created pursuant to Delaware law, are governed by Chapter 78 of the Nevada Revised Statutes and the Articles of Incorporation and Bylaws under Nevada law.

The information regarding the significant differences between the corporate laws of Delaware and Nevada generally and specifically between the Company’s charter and Bylaws before and after the effective time of the Reincorporation, was included in the Proxy Statement and is incorporate herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

To the extent required by Item 5.03, the information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Set forth below are the voting results on each matter submitted to the stockholders at the Meeting.

Proposal 1. The Company’s stockholders voted to approve the Authorized Share Increase” and a corresponding amendment to the Company’s Certificate of Incorporation to effect the Authorized Share Increase:

Votes For	Votes Against	Abstentions
3,639,829	2,685	695

Proposal 2. The Company’s stockholders voted to approve Merger Agreement pursuant to which the Company would merge with and into Recruiter.com Nevada, a wholly owned subsidiary of the Company, resulting in Reincorporation of the Company from the State of Delaware to the State of Nevada:

Votes For	Votes Against	Abstentions
3,602,862	163	65

Proposal 3. The Company’s stockholders voted to approve an adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Authorized Share Reduction and/or Reincorporation:

Votes For	Votes Against	Abstentions
3,601,025	2,169	40,014

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 14, 2020	RECRUITER.COM GROUP, INC.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer (Principal Executive Officer)